FRANKLIN GOVERNMENT SECURITIES TRUST
                            REGISTRATION STATEMENT

                                EXHIBITS INDEX

EXHIBIT NO.           DESCRIPTION                            LOCATION

EX-99.B1(i)           Agreement and Declaration of Trust     Attached
                      dated October 21, 1988

EX-99.B2(i)           By-Laws                                Attached

EX-99.B5(i)           Management Agreement between           Attached
                      Registrant and Franklin Advisers,
                      Inc. dated February 15, 1989

EX-99.B8(i)           Custodian Agreement between            Attached
                      Registrant and Bank of America NT &
                      SA dated February 15, 1989

EX-99.B8(ii)          Custodian Agreements between           *
                      Registrant and Citibank Delaware

EX-99.B8(iii)         Amendment to Custodian Agreement       Attached
                      between Registrant and Bank of
                      America NT and SA, dated April 12,
                      1995

EX-99.B8(iv)          Master Custodian Agreement between     Attached
                      Registrant and Bank of New York
                      dated February 16, 1996

EX-99.B8(v)           Terminal Link Agreement between        Attached
                      Registrant and Bank of New York,
                      dated February 16, 1996

EX-99.B10(i)          Opinion and consent of counsel         Attached
                      dated January 31, 1989

EX-99.B11(i)          Consent of Independent Auditors        Attached

EX-99.B15(i)          Rule 12b-1 Plan included in            Attached
                      Management Agreement Ex-99.5(i)

EX-99.B17(i)          Power of Attorney dated February       Attached
                      16, 1995

EX-99.B17(ii)         Certificate of Secretary dated         Attached
                      February 16, 1995

EX-99.B27(i)          Financial Data Schedule                Attached


* Incorporated by Reference